THIS  CAPITAL  SECURITIES   CERTIFICATE  IS  A  GLOBAL  CAPITAL  SECURITIES
CERTIFICATE WITHIN THE MEANING OF THE DECLARATION OF TRUST HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE
"DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. THIS CAPITAL SECURITIES CERTIFICATE IS EXCHANGEABLE FOR CAPITAL SECURITIES CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION OF TRUST AND NO TRANSFER OF THIS CAPITAL SECURITIES CERTIFICATE (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITIES CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION OF TRUST.

     UNLESS THIS CAPITAL SECURITIES CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK) TO UNION STATE CAPITAL TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITIES CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE CAPITAL SECURITIES ARE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS COVERED BY THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR
(B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

     Certificate Number            Liquidation Amount of New Capital Securities


                            CUSIP NO. _______________
                  Certificate Evidencing New Capital Securities
                                       of
                           Union State Capital Trust I
                        9.58% Series B Capital Securities
                (Liquidation Amount $1,000 per Capital Security)



     Union State Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of $__________ aggregate Liquidation Amount of 9.58% Series B Capital Securities (______ Capital Securities) of the Trust representing an undivided beneficial interest in the assets of the Trust and designated Union State Capital Trust I 9.58% Series B Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "New Capital Securities"). The New Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.05 of the Declaration of Trust (as defined below). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the New Capital Securities are set forth in, and this certificate and the New Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust dated as of February 5, 1997, as the same may be amended from time to time (the "Declaration of Trust"), among U.S.B. Holding Co., Inc., as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by U.S.B. Holding Co., Inc., a Delaware corporation, and The Chase Manhattan Bank, as Guarantee Trustee, dated as of ________ __, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish copies of the Declaration of Trust and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Terms used but not defined herein have the meanings set forth in the Declaration of Trust.

     Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder and to the benefits of the Guarantee to the extent provided therein.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this Certificate.

     Dated:  ___ day of _________, 1997


                                            UNION STATE CAPITAL TRUST I

                                            By---------------------------------
                                              Name:  Thomas E. Hales
                                                      Administrative Trustee



                                           COUNTERSIGNED AND REGISTERED:

                                           THE CHASE MANHATTAN BANK, AS
                                             PROPERTY TRUSTEE


                                           By----------------------------------
                                             Authorized Officer

                              [REVERSE OF SECURITY]

     Distributions payable on each New Capital Security will be fixed at a rate per annum of 9.58% (the "Coupon Rate") of the liquidation amount of $1,000 per New Capital Security, such rate being the rate of interest payable on the New Junior Subordinated Debt Securities to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Depositor will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the New Junior Subordinated Debt Securities. The term "Distributions", as used herein, includes such cash distributions and any such interest and such Liquidated Damages payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the New Junior Subordinated Debt Securities held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

     Distributions on the New Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from February 5, 1997, and will be payable semi-annually in arrears, on February 1 and August 1 of each year, commencing on August 1, 1997, to the holders of record on the relevant record dates, except as otherwise described below. The record dates will be the fifteenth day of the month prior to the month in which the relevant Distribution date falls. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default has occurred and is continuing under the Indenture, the Depositor has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the New Junior Subordinated Debt Securities for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall extend beyond the Maturity Date of the New Junior Subordinated Debt Securities. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the New Junior Subordinated Debt Securities) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, the Depositor may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, or extend beyond the Maturity Date of the New Junior Subordinated Debt Securities. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Depositor may commence a new Extension Period, subject to the above requirements.

     Subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law or capital guidelines or policies of the Federal Reserve Board and to certain other conditions set forth in the Declaration of Trust and the Indenture, the Property Trustee may, at the direction of the Depositor, at any time liquidate the Trust and cause the New Junior Subordinated Debt Securities to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneous with any redemption of the New Junior Subordinated Debt Securities, cause a Like Amount of the Securities to be redeemed by the Trust.

     The New Capital Securities shall be redeemable as provided in the Declaration of Trust.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this New Capital Security to:

            (Insert assignee's social security or tax identification number)

                    (Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this New Capital Security Certificate on the books of the

Trust. The agent may substitute another to act for him or her.

Date:--------------




Signature:---------------------------------------------------------------------
          (Sign exactly as your name appears on the other side of this New Capital Security Certificate)


           Signature must be guaranteed by an "eligible guarantor institution" (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to SEC Rule 17Ad-15.